UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2011

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On August 4, 2011, Xenith Bankshares, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report that, effective July 29, 2011, its wholly-owned subsidiary, Xenith Bank, a Virginia banking corporation (“Xenith”), had completed the acquisition of select loans totaling approximately $59 million (the “Loans”) and related assets (the “Paragon Assets”) associated with the Richmond, Virginia branch office (the “Paragon Branch”) of Paragon Commercial Bank, a North Carolina banking corporation (“Paragon”), and the assumption of certain select deposit accounts totaling approximately $76 million (the “Deposits”) and related liabilities associated with the Paragon Branch (the “Paragon Transaction”). The Paragon Transaction was completed in accordance with the terms of the Amended and Restated Purchase and Assumption Agreement, dated as of July 25, 2011 (the “Paragon Agreement”), between Xenith and Paragon.

The Company also reported in the Original Form 8-K that, effective July 29, 2011, Xenith had acquired substantially all of the assets and assumed certain liabilities, including all deposits, of Virginia Business Bank (the “Failed Bank Acquisition”), a Virginia banking corporation located in Richmond, Virginia (the “Failed Bank”), which was closed on July 29, 2011 by the Virginia State Corporation Commission. The Federal Deposit Insurance Corporation (“FDIC”) is acting as court-appointed receiver of the Failed Bank. The Failed Bank Acquisition was completed in accordance with the terms of the Purchase and Assumption Agreement, dated as of July 29, 2011 (the “Failed Bank Agreement”), among the FDIC, Receiver for the Failed Bank, the FDIC and Xenith. The Failed Bank Acquisition was completed without any shared-loss agreement.

This Current Report on Form 8-K/A (“Amendment”) is being filed to update information in Item 2.01 and to provide the financial information required by Item 9.01. Except as otherwise provided herein, the other disclosures made in the Original Report remain unchanged.

All statements other than statements of historical facts contained in this Amendment are forward-looking statements. Forward-looking statements made in this Amendment reflect beliefs, assumptions and expectations of future events or results, taking into account the information currently available to the Company. These beliefs, assumptions and expectations may change as a result of many possible events, circumstances or factors, not all of which are currently known to the Company. If a change occurs, the Company’s business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in, or implied by, the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include the risks discussed in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including those outlined in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Except as required by applicable law or regulations, the Company does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Under the terms of the Paragon Agreement, at the closing of the Paragon Transaction, Paragon made a cash payment to Xenith in the amount of $17.3 million, subject to adjustment as provided in the Paragon Agreement (the “Payment Amount”). The Payment Amount represented the amount equal to the difference between (i) the sum of (a) the net book value of the Deposits shown on the books and records of Paragon as of July 29, 2011, the closing date, and (b) the net book value of the accrued interest payable on the Deposits as of the closing date, less (c) a premium equal to 3.92% multiplied by the net book value of the Deposits and accrued interest payable thereon, excluding any certificate of deposit balances exceeding $5 million as of the closing date and excluding accounts for which collateral has been or may be required, less (d) an amount equal to all Cash on Hand (as defined in the

Paragon Agreement) as of the closing date, and (ii) the sum of (a) an amount equal to the principal balance of the Loans shown on the books and records of Paragon as of the closing date (without reference to loss reserves, deferred costs or revenues), (b) the net book value of the accrued interest receivable with respect to the Loans as of the closing date, and (c) the net book value of the Courier Assets (as defined in the Paragon Agreement) as of the closing date, less (d) a discount equal to 3.77% multiplied by the principal balance of the Loans (excluding the portion of such principal balance attributable to Extensions of Credit (as defined in the Paragon Agreement) made by Paragon to any borrower with the approval of Xenith during the period from June 1, 2011 to the closing date, as to which no discount was applicable) and accrued interest receivable as of the closing date, and less (e) $148,877, which amount represents the accrued benefits under Paragon’s nonqualified deferred compensation agreement as of the closing date due to the president of the Paragon Branch.

Under the terms of the Paragon Agreement, Paragon retained the real and personal property associated with the branch office and, subject to the receipt of required regulatory approvals, the branch office will be closed.

The foregoing description of the Paragon Transaction and the Paragon Agreement does not purport to be complete and is qualified in its entirety by reference to the Paragon Agreement, a copy of which was attached to the Original Filing as Exhibit 2.2 and is incorporated herein by reference.

In accordance with the Failed Bank Agreement, based on a preliminary closing with the FDIC as of July 29, 2011, Xenith acquired total assets of approximately $93 million, including approximately $70 million in loans, and assumed liabilities of approximately $87 million, including approximately $77 million in deposits. These amounts are subject to adjustments based upon final settlement with the FDIC. Pursuant to the Failed Bank Agreement, Xenith received a discount of approximately $23.8 million on the net assets and did not pay a deposit premium on the deposits assumed. Xenith also received an initial cash payment from the FDIC in the amount of $17.8 million based on the discount on the net assets and the difference between the assets acquired and the liabilities assumed.

The foregoing description of the Failed Bank Acquisition and the Failed Bank Agreement does not purport to be complete and is qualified in its entirety by reference to the Failed Bank Agreement, a copy of which was attached to the Original Filing as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

With respect to the Paragon Transaction, it is impracticable to prepare complete financial statements relating to the Paragon Branch in satisfaction of Rule 3-05 of Regulation S-X due to the following reasons:

•	The Paragon Branch was not accounted for as a separate legal entity, subsidiary or division of Paragon’s business.

•

Stand-alone financial statements relating to the Paragon Branch were never previously prepared, and Paragon’s independent auditors never audited or reported separately on the operations or assets and liabilities of the Paragon Branch.

•	Paragon cannot practically allocate certain corporate expenses to the Paragon Branch.

Further, because Xenith is acquiring specific assets and integrating them into its existing infrastructure, the Company believes that the presentation of certain financial information other than complete financial statements prepared in accordance with Rule 3-05 of Regulation S-X would be more relevant and useful to investors. As a result, in accordance with the relief granted in the letter, dated August 19, 2011 (the “Relief Letter”), from the staff of the Division of Corporation Finance of the SEC to the Company, the Company has provided the financial information described below under “Financial Statements of Business Acquired” in Item 9.01(a) and the financial statements described below under “Financial Statements—Paragon Transaction” in Item 9.01(a), which financial statements are attached hereto as Exhibit 99.3, in lieu of the financial information required by Rule 3-05 of Regulation S-X.

With respect to the Failed Bank Acquisition and in accordance with the relief granted in the Relief Letter and the guidance provided in Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (“SAB 1:K”), the Company has omitted certain financial information of the Failed Bank required by Rule 3-05 of Regulation S-X. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X under certain circumstances, including the Failed Bank Acquisition, in which the registrant engages in an acquisition of a troubled financial institution for which historical financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction. Instead, as permitted by the Relief Letter, the Company has provided the financial information described below under “Financial Statements of Business Acquired” in Item 9.01(a) and the financial statements described below under “Financial Statements—Failed Bank Acquisition” in Item 9.01(a), which financial statement is attached hereto as Exhibit 99.4, in lieu of the financial information required by Rule 3-05 of Regulation
S-X.

With respect to the Paragon Transaction and the Failed Bank Acquisition and in accordance with the relief granted in the Relief Letter, the Company has provided the pro forma financial information described below in Item 9.01(b), which pro forma financial information is attached hereto as Exhibit 99.5, in lieu of the pro forma financial information required by Article 11 of Regulation S-X.

(a)	Financial Statements of Business Acquired.

The Paragon Transaction and the Failed Bank Acquisition increased the total assets, total liabilities and total equity of the Company. These increases are expected to positively affect the Company’s operating results to the extent the Company earns more on its assets than it pays on its liabilities. The Company estimated the acquisition-date fair value of the acquired assets and assumed liabilities in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“Topic 805”) and FASB ASC Topic 820, Fair Value Measurements. However, the amount realized on these assets could differ materially from the carrying value reflected in the pro forma combined condensed balance sheet included in Exhibit 99.5 hereto as a result of changes in the timing and amount of collection on the acquired loans in future periods, among other reasons. The Failed Bank Acquisition was completed without any shared-loss agreement.

Financial Condition

With respect to the Paragon Transaction, the Company acquired $56.5 million of loans at estimated fair value, net of a $1.8 million discount, and cash of $17.3 million. With respect the Failed Bank Acquisition, the Company acquired $56.9 million in loans at estimated fair value, net of a $14.0 million discount, other real estate owned (“OREO”) at estimated fair value of $0.9 million, and cash and cash equivalents of $37.0 million, including $17.8 million received from the FDIC.

The Company assumed $76.6 million and $77.5 million in deposits at estimated fair value in the Paragon Transaction and the Failed Bank Acquisition, respectively. In its assumption of the Paragon Branch deposits, the Company believes that the customer relationships associated with these deposits have intangible value and has determined the estimated value of the core deposit intangibles is $2.5 million. The company has determined there are no core deposit intangibles associated with the assumption of the Failed Bank deposits. Additionally, in the Failed Bank Acquisition, the Company assumed Federal Home Loan Bank (“FHLB”) borrowings with an estimated fair value of $9.9 million.

A portion of the acquired cash has been utilized to repay, in full, the FHLB borrowings. It is expected that some or all of the Failed Bank assumed deposits will be redeemed; however, the amount and timing of these redemptions cannot be estimated.

Operating Results and Cash Flows

The Company expects that the Paragon Transaction and the Failed Bank Acquisition will positively affect operating results in the near term. Based on June 30, 2011 information and excluding any post-acquisition balance sheet changes, the Company’s total assets increased approximately 60% and total deposits increased approximately 76%. The Company believes the acquisitions will improve net interest income as interest income on acquired loans exceeds interest expense on assumed deposits and borrowings. The Company also believes these transactions leverage its existing infrastructure costs.

In accordance with the provisions of FASB ASC Topic 310-30 (“Topic 310-30”), the fair values of the acquired loans and OREO reflect an estimate of losses related to these assets. If actual loan losses exceed the losses reflected in estimated fair values, operating results could be adversely affected. Topic 310-30 applies to loans with evidence of deterioration of credit quality since origination, acquired by completion of a transfer for which it is probable, at acquisition, that the acquirer will be unable to collect all contractually required payments. The estimated fair value of loans deemed impaired at acquisition date was $4.7 million, net of $4.6 of discount, all of which relate to the Failed Bank. The estimated fair value of performing loans at acquisition was $56.5 million, net of discount of $1.8 million, for the Paragon Branch, and $52.2, net of discount of $9.4, for the Failed Bank.

Liquidity and Capital Resources

The Company believes the Paragon Transaction and the Failed Bank Acquisition improve its liquidity. The transactions increased the Company’s cash and cash equivalents by $54.4 million as of the acquisition date. In addition, the transactions resulted in an additional $154.1 million of deposits, of which the Company believes approximately $70 million, consisting of internet time deposits, may be liquidated at or before maturity. Of the cash and cash equivalents acquired, FHLB borrowings with an acquisition date fair value of $9.8 million have been repaid in full.

The Failed Bank was acquired at a discount to net assets acquired resulting in an estimated bargain purchase gain $8.6 million ($5.7 million, net of tax) which is recognized in the Company’s net income and equity at acquisition date. The Company has established a valuation allowance against its deferred tax assets; a portion of which is released immediately to offset the tax effect of this bargain purchase gain. The effect of the utilization of the deferred tax asset is an increase in equity of the entire bargain purchase gain.

Financial Statements.

(i) Paragon Transaction.

The following financial statements are attached hereto as Exhibit 99.3 and incorporated herein by reference:

•	Report of Grant Thornton LLP, dated October 14, 2011

•	Statement of Assets Acquired and Liabilities Assumed as of June 30, 2011 (unaudited) and December 31, 2010

•	Statement of Revenues and Direct Expenses for the year ended December 31, 2010 and the six-month periods ended June 30, 2011 and 2010 (unaudited)

•	Notes to Financial Statements

(ii) Failed Bank Acquisition.

The following financial statements are attached hereto as Exhibit 99.4 and incorporated herein by reference:

•	Report of Grant Thornton LLP, dated October 14, 2011

•	Statement of Assets Acquired and Liabilities Assumed as of July 29, 2011

•	Notes to Financial Statement

(b)	Pro Forma Financial Information.

The following pro forma financial information reflecting the Paragon Transaction and the Failed Bank Acquisition is attached hereto as Exhibit 99.5 and incorporated herein by reference:

•	Unaudited Pro forma Combined Condensed Balance Sheet as of June 30, 2011

•	Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

(d)	Exhibits.

2.1	Purchase and Assumption Agreement, dated as of July 29, 2011, among the Federal Insurance Deposit Corporation, Receiver of Virginia Business Bank, the Federal Deposit Insurance Corporation and Xenith Bank (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.) (Previously filed with the Original Filing)

2.2	Amended and Restated Purchase and Assumption Agreement, dated as of July 25, 2011, by and between Xenith Bank and Paragon Commercial Bank (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.) (Previously filed with the Original Filing)

23.1	Consent of Grant Thornton LLP (Paragon Branch).

23.2	Consent of Grant Thornton LLP (Failed Bank).

99.1	Press release issued on July 29, 2011 by the Company announcing the completion of the Paragon Transaction. (Previously filed with the Original Filing)

99.2	Press release issued on July 29, 2011 by the Company announcing the completion of the Failed Bank Acquisition. (Previously filed with the Original Filing)

99.3	Paragon Branch Statement of Assets Acquired and Liabilities Assumed as of June 30, 2011 (Unaudited) and December 31, 2010, and Statement of Revenues and Direct Expenses for the year ended December 31, 2010 and the six-month periods ended June 30, 2011 and 2010 (Unaudited).

99.4	Failed Bank Statement of Assets Acquired and Liabilities Assumed as of July 29, 2011.

99.5	Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2011

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated as of July 29, 2011, among the Federal Insurance Deposit Corporation, Receiver of Virginia Business Bank, the Federal Deposit Insurance Corporation and Xenith Bank (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.) (Previously filed with the Original Filing)

2.2	Amended and Restated Purchase and Assumption Agreement, dated as of July 25, 2011, by and between Xenith Bank and Paragon Commercial Bank (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.) (Previously filed with the Original Filing)

23.1	Consent of Grant Thornton LLP (Paragon Branch).

23.2	Consent of Grant Thornton LLP (Failed Bank).

99.1	Press release issued on July 29, 2011 by the Company announcing the completion of the Paragon Transaction. (Previously filed with the Original Filing)

99.2	Press release issued on July 29, 2011 by the Company announcing the completion of the Failed Bank Acquisition. (Previously filed with the Original Filing)

99.3	Paragon Branch Statement of Assets Acquired and Liabilities Assumed as of June 30, 2011 (Unaudited) and December 31, 2010, and Statement of Revenues and Direct Expenses for the year ended December 31, 2010 and the six-month periods ended June 30, 2011 and 2010 (Unaudited).

99.4	Failed Bank Statement of Assets Acquired and Liabilities Assumed as of July 29, 2011.

99.5	Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 2011.